UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2007
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Trustmark Corporation (the “Company”) is changing the recordkeeper for the Company’s 401(k) Plan. As a result of this change in recordkeeper, a conversion period is necessary to transition account and 401(k) Plan records. On December 21, 2006, the Company sent a notice to participants in the 401(k) Plan informing them that the 401(k) Plan would be changing its recordkeeper. The notice also stated that while this conversion is being made, participants in the 401(k) Plan would not be able access their accounts to direct or diversify their investments or obtain a distribution from the 401(k) Plan. Participants will not be able to effectuate investment changes in the 401(k) Plan for the period starting on January 23, 2007 and ending on February 16, 2007. This period is referred to as the "Blackout Period." Any fund transfers and future allocation changes must be processed by 3:00 pm (Central Time) on January 22, 2007 to occur at the close of business on that date.

A participant in the 401(k) Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period by contacting T. Harris Collier, III, General Counsel and Secretary, at (601) 208-5088, Trustmark Corporation, 248 East Capitol Street, Jackson, Mississippi 39201.

On January 5, 2007, the Company sent a blackout trading restriction notice (the "BTR Notice") to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the SEC’s rules promulgated thereunder, they would be prohibited during the Blackout Period from purchasing and selling shares of the Company's common stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or service as a director.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notice to Executive Officers and Directors of Trustmark Corporation regarding the 401(k) Plan Blackout Period and Trading Restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Chief Accounting Officer

DATE:	January 5, 2007

EXHIBIT INDEX

99.1  Notice to Executive Officers and Directors of Trustmark Corporation regarding the 401(k) Plan Blackout Period and Trading Restrictions.